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                                                                 EXHIBIT 23.2





                      CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration
Statement (Form S-8 and related prospectus) pertaining to the Sync Research, Inc. Amended and Restated 1991 Stock Plan of our report dated January 26, 1996 with respect to the financial statements and schedule of Sync Research, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP



Orange County, California
August 28, 1996